                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the incorporation by reference in this Amendment No. 1 to the Proxy Statement/Prospectus of Nextel Communications, Inc. on Form S-4 of our report dated March 10, 1995, appearing in the Transition Report on Form 10-K of Nextel Communications, Inc. for the nine months ended December 31, 1994, and to the reference to us under the headings "Experts" and "Accounting Treatment" in the Prospectus, which is part of this Registration Statement.


                                          Deloitte & Touche, LLP

New York, New York

June 26, 1995

                                                                    EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use and incorporation by reference in this Amendment No. 1 to the Proxy Statement/Prospectus of Nextel Communications, Inc. on Form S-4 of our report dated February 22, 1994 relating to the consolidated financial statements of PowerFone Holdings, Inc. and subsidiary, appearing in the Prospectus which is part of this Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


                                          Deloitte & Touche, LLP

Washington, D.C.

June 26, 1995